Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES SECOND QUARTER 2013

FINANCIAL RESULTS

Company Reports Total Revenues of $208 Million Driven by

Record Sales of Xyrem and Erwinaze

Adjusted EPS of $1.43; GAAP EPS of $0.69

Increases Full Year 2013 Guidance

DUBLIN, August 6, 2013 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the second quarter ended June 30, 2013 and updated 2013 financial guidance.

“During the second quarter, we continued our track record of delivering strong top and bottom line growth fueled by increasing sales of Xyrem® and Erwinaze®,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. “We remain committed to creating long-term shareholder value through disciplined investments to support expansion in our research and development, commercial and operational capacities and pursuit of promising corporate development opportunities.”

Adjusted net income for the second quarter of 2013 was $88.3 million, or $1.43 per diluted share, compared to $66.2 million, or $1.09 per diluted share, for the second quarter of 2012.

GAAP net income for the second quarter of 2013 was $42.2 million, or $0.69 per diluted share. GAAP income from continuing operations for the second quarter of 2012 was $31.1 million, or $0.51 per diluted share, and GAAP net income for the second quarter of 2012 was $27.1 million, or $0.45 per diluted share. GAAP net income for the second quarter of 2012 included GAAP loss from discontinued operations of $4.0 million, or $0.06 per diluted share.

Reconciliations of applicable GAAP to non-GAAP adjusted information are included with this press release.

Second Quarter 2013 Revenues and Product Sales

Total revenues for the second quarter of 2013 were $208.3 million, compared to total revenues of $124.2 million for the second quarter of 2012. The increase in total revenues for the quarter ended June 30, 2013 was driven primarily by increased net sales of Xyrem and the inclusion of Erwinaze product sales for the full reporting period in 2013.

Total revenues for the quarter ended June 30, 2013 included net sales, royalties and contract revenues. Tables showing net sales for the three and six months ended June 30, 2013 compared to actual and pro forma net sales for the same periods in 2012 are included in this press release.

Net sales for the second quarter of 2013 were as follows:

•

Xyrem® (sodium oxybate) oral solution: Xyrem net sales increased by 50% to $133.7 million in the second quarter of 2013 compared to $89.1 million in the second quarter of 2012. During the second quarter of 2013, the average number of active Xyrem patients was approximately 10,700.

•

Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi): Erwinaze/ Erwinase worldwide net sales increased to $44.9 million in the second quarter of 2013 compared to pro forma net sales of $32.9 million in the second quarter of 2012, or an increase of 36% on a pro forma basis. Erwinaze/Erwinase pro forma net sales represent net product sales as if the acquisition of EUSA Pharma had been completed on January 1, 2012.

•

Prialt® (ziconotide) intrathecal infusion: Net sales of Prialt were $4.7 million in the second quarter of 2013 compared to net sales of $5.6 million for the same period of 2012. During the second quarter of 2013, net sales were impacted by the transition to an exclusive specialty pharmacy, which is accessed through our Navigator Reimbursement and Access Program™ for Prialt.

•

Psychiatry Products: Net sales of the company’s psychiatry products were $11.8 million in the second quarter of 2013 compared to net sales of $19.8 million for the same period of 2012. Second quarter 2013 net sales of the psychiatry products were impacted by continued generic competition.

•

Other: Net sales of other products for the second quarter of 2013 were $11.5 million compared to pro forma net sales of $12.4 million in the same period of 2012. “Other” includes products acquired in the EUSA Pharma and Azur Pharma transactions that are not mentioned above.

Operating Expenses and Other

Operating expenses for the second quarter of 2013 increased to $131.2 million compared to $84.8 million for the second quarter of 2012. Operating expenses increased over the prior year period for the following reasons:

•

Cost of product sales for the second quarter of 2013 was $25.0 million compared to $12.3 million for the same period in 2012. The increase in the 2013 period was primarily due to higher net sales and a change in product mix. Gross margin for the second quarter of 2013, as a percentage of product sales, was 87.9% compared to 90.0% for the same period in 2012. Our gross margin percentage in the second quarter of 2013 as compared to the same period in 2012 was lower primarily due to lower gross margins on products acquired as part of the EUSA Pharma acquisition.

•

Selling, general and administrative (“SG&A”) and research and development (“R&D”) expenses for the second quarter of 2013 totaled $86.8 million on a GAAP basis compared to $59.5 million for the same period of 2012. The increase reflected higher headcount and related expenses due primarily to the expansion of our business and an increase in the fair value of contingent consideration related to the EUSA Pharma acquisition, partially offset by lower transaction and integration costs. Adjusted SG&A and R&D expenses for the second quarter of 2013 totaled $70.6 million compared to $44.0 million for the same period in 2012.

•

Intangible asset amortization for the second quarter of 2013 was $19.4 million compared to $13.0 million for the same period in 2012. The increase was primarily related to amortization of intangible assets acquired as part of the EUSA Pharma acquisition.

Second quarter of 2013 net interest expense was $7.1 million, and the loss on extinguishment and modification of debt was $3.7 million. As of June 30, 2013, our cash and cash equivalents were $504.3 million, and the balance of our term loans was $552.3 million. The balance of cash and cash equivalents increased from December 31, 2012 primarily due to the cash generated from our business and the net proceeds of the new term loans, offset in part by funds used to repurchase our ordinary shares under our share repurchase program and increases in working capital.

In May 2013, our board of directors authorized the use of up to $200 million to repurchase the company’s ordinary shares. As of June 30, 2013, we had repurchased 846,197 shares for $53.6 million at an average cost of $63.32 per share.

On June 13, 2013, we amended our credit agreement, increased the principal amount of the term loans to $557.2 million, an increase of $100 million from the remaining principal amount of the original term loans, and increased the revolving credit facility from $100 million to $200 million. The interest rate on our term loans is currently 3.5% based on a 0.75% LIBOR floor plus a margin of 2.75% per annum, compared to an interest rate of 5.25% prior to the amended credit agreement. Our revolving credit facility remains undrawn.

During the fourth quarter of 2012, the company sold its women’s health business. Financial results from the women’s health business are reported as discontinued operations for the 2012 periods.

2013 Financial Guidance

Jazz Pharmaceuticals is providing the following updated 2013 guidance:

Revenues	$860-$880 million
Total Net Product Sales	$853-$873 million
-Xyrem Net Sales -Erwinaze/Erwinase Net Sales	$560-$570 million $170-$180 million
Adjusted Gross Margin %[1,3]	88-90%
Adjusted Combined SG&A and R&D Expenses[2,3]	$280-$290 million
GAAP Net Income Per Diluted Share	$3.26-$3.55
Adjusted Net Income Per Diluted Share[3]	$6.20-$6.40

1.	Excludes $4 million of acquisition accounting inventory fair value step-up and $3 million in share-based compensation expense from estimated GAAP gross margin of 87-89%.
2.	Excludes $42-$44 million of share-based compensation expense, $15 million related to a change in fair value of contingent consideration, $3 million of depreciation expense, $4 million of upfront license fees and $3 million of transaction, integration and restructuring costs from estimated GAAP combined SG&A and R&D expenses of $347-$359 million.
3.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and elsewhere in this press release.

Other Announcements

•	We received Fast Track designation for Asparec (mPEG-r-crisantaspase) from the U.S. Food and Drug Administration (“FDA”) for the treatment of acute lymphoblastic leukemia.

•

We continue our efforts to strengthen and broaden our intellectual property related to Xyrem. Two new patents issued in June 2013. Thirteen U.S. patents have now been issued related to Xyrem’s stable and microbially resistant formulation, its manufacturing process and its method of use, including its restricted distribution system.

•

In August 2013, we received a close-out letter from the FDA with respect to the October 2011 warning letter regarding certain aspects of our adverse event reporting system for Xyrem and drug safety procedures.

•

For Prialt, we expanded our collaboration with Medtronic—the market leader in intrathecal pumps. The partnership now includes a sales force collaboration that is focused on targeted activities at the field level.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EDT (9:30 p.m. IST) to provide a business update and discuss its second quarter 2013 results and updated 2013 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 877 280 4953 in the U.S., or +1 857 244 7310 outside the U.S., and entering passcode 10594339.

A replay of the conference call will be available through August 13, 2013 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 72340817.

An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing innovative products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, oncology, pain and psychiatry. The company’s U.S. marketed products in these areas include: Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Prialt® (ziconotide) intrathecal infusion and FazaClo® (clozapine, USP) HD. Outside of the U.S., Jazz Pharmaceuticals also has a number of products marketed by its EUSA Pharma division. For further information, see www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures

To supplement Jazz Pharmaceuticals’ financial results and guidance presented on a GAAP basis, the company uses certain non-GAAP adjusted financial measures. The company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company during 2012. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. The non-GAAP adjusted financial measures as used by Jazz Pharmaceuticals in this press release may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures exclude from GAAP income from continuing operations, as applicable, amortization of intangible assets, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction and integration costs, restructuring charges, change in fair value of contingent consideration, upfront license fees, depreciation expense, loss on extinguishment and modification of debt and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical adjusted combined SG&A and R&D expenses exclude from GAAP combined SG&A and R&D expenses, as applicable, share-based compensation expense, change in fair value of contingent consideration, transaction, integration and restructuring costs, depreciation expense and upfront license fees; (iii) the adjusted net income guidance measures exclude from estimated GAAP net income amortization of intangible assets and depreciation expense, share-based compensation expense, acquisition accounting inventory fair value step-up adjustments, transaction, integration and restructuring costs, change in fair value of contingent consideration, upfront license fees, loss on extinguishment and modification of debt and other non-cash expense, and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (iv) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage acquisition accounting inventory fair value step-up and share-based compensation expense; and (v) the adjusted combined SG&A and R&D expenses guidance excludes from estimated GAAP combined SG&A and R&D expenses share-based compensation expense, change in fair value of contingent consideration, depreciation expense, upfront license fees and transaction, integration and restructuring costs.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial results and growth potential, including 2013 financial guidance, plans to pursue investment and corporate development opportunities, efforts to strengthen and broaden intellectual property protection and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining and increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition and changed or increased regulatory restrictions on or requirements with respect to Xyrem, as well as similar risks related to effectively commercializing the company’s other marketed products, including Erwinaze and Prialt; protecting and expanding the company’s intellectual property rights; obtaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; ongoing regulation and oversight by U.S. and non-U.S. regulatory agencies; dependence on key customers and sole source suppliers, including the risk that the company may not be able to timely resolve potential product supply shortages and meet product demand; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success and regulatory approval; the company’s ability to identify and acquire, in-license or develop additional products or product candidates to grow its business; and possible restrictions on the company’s ability and flexibility to pursue certain future opportunities as a result of its substantial outstanding debt obligations; as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and future filings and reports by the company. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Product sales, net	$206,564	$123,002	$401,216	$224,454
Royalties and contract revenues	1,688	1,229	3,273	2,307

Total revenues	208,252	124,231	404,489	226,761
Operating expenses:
Cost of product sales	25,031	12,289	52,251	20,033
Selling, general and administrative	77,506	57,224	148,034	101,580
Research and development	9,250	2,321	19,997	6,280
Intangible asset amortization	19,399	12,970	38,954	23,702

Total operating expenses	131,186	84,804	259,236	151,595

Income from operations	77,066	39,427	145,253	75,166
Interest expense, net	(7,142)	(1,481)	(14,541)	(1,450)
Foreign currency loss	(385)	(240)	(114)	(258)
Loss on extinguishment and modification of debt	(3,749)	—	(3,749)	—

Income from continuing operations before income tax provision	65,790	37,706	126,849	73,458
Income tax provision	23,605	6,593	41,239	12,110

Income from continuing operations	42,185	31,113	85,610	61,348
Loss from discontinued operations	—	(3,968)	—	(6,522)

Net income	$42,185	$27,145	$85,610	$54,826

Basic income (loss) per ordinary share:
Income from continuing operations	$0.72	$0.55	$1.46	$1.11
Loss from discontinued operations	—	(0.07)	—	(0.12)

Net income	$0.72	$0.48	$1.46	$0.99

Diluted income (loss) per ordinary share:
Income from continuing operations	$0.69	$0.51	$1.39	$1.03
Loss from discontinued operations	—	(0.06)	—	(0.11)

Net income	$0.69	$0.45	$1.39	$0.92

Weighted-average ordinary shares used in per share computations:
Basic	58,737	56,952	58,548	55,437

Diluted	61,568	60,554	61,541	59,319

JAZZ PHARMACEUTICALS PLC

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Xyrem	$133,742	$89,097	$251,268	$162,534
Erwinaze/Erwinase	44,860	6,007	86,676	6,007
Prialt	4,694	5,555	9,680	15,077
Psychiatry	11,764	19,789	29,414	37,487
Other	11,504	2,554	24,178	3,349

Total	$206,564	$123,002	$401,216	$224,454

The following compares actual net product sales for the three and six months ended June 30, 2013 to unaudited pro forma information representing combined net product sales for the three and six months ended June 30, 2012, as if the merger with Azur Pharma, the acquisition of EUSA Pharma and the disposition of the women’s health business had each been completed on January 1, 2012:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Xyrem	$133,742	$89,097	$251,268	$162,534
Erwinaze/Erwinase	44,860	32,888	86,676	65,795
Prialt	4,694	5,555	9,680	15,417
Psychiatry	11,764	19,789	29,414	37,849
Other	11,504	12,416	24,178	25,290

Total pro forma net sales	$206,564	$159,745	$401,216	$306,885

JAZZ PHARMACEUTICALS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$504,307	$387,196
Accounts receivable, net	114,075	75,480
Inventories	28,130	26,525
Prepaid expenses	21,410	7,445
Deferred tax assets, net	46,538	35,813
Other current assets	19,716	19,113

Total current assets	734,176	551,572
Property and equipment, net	10,768	7,281
Intangible assets, net	822,976	869,952
Goodwill	439,014	442,600
Deferred tax assets, net, non-current	65,136	74,850
Deferred financing costs	16,308	16,576
Other long-term assets	5,502	3,662

Total assets	$2,093,880	$1,966,493

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,367	$15,887
Accrued liabilities	96,771	104,666
Current portion of long-term debt	5,572	29,688
Income taxes payable	17,539	39,884
Contingent consideration	42,700	—
Deferred tax liability, net	259	275
Deferred revenue	1,138	1,138

Total current liabilities	184,346	191,538
Deferred revenue, non-current	6,283	6,776
Long-term debt, less current portion	546,724	427,073
Contingent consideration, non-current	—	34,800
Deferred tax liability, net, non-current	167,744	178,393
Other non-current liabilities	13,330	6,621
Total shareholders’ equity	1,175,453	1,121,292

Total liabilities and shareholders’ equity	$2,093,880	$1,966,493

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
GAAP income from continuing operations	$42,185	$31,113	$85,610	$61,348
Intangible asset amortization	19,399	12,970	38,954	23,702
Share-based compensation expense	11,506	5,048	20,263	8,329
Acquisition accounting inventory fair value step-up	1,086	3,032	2,631	4,340
Transaction and integration costs	711	10,094	1,733	16,189
Restructuring charges	508	547	1,457	547
Change in fair value of contingent consideration	3,400	200	7,900	200
Upfront license fees	—	—	4,000	—
Depreciation	595	—	1,170	—
Loss on extinguishment and modification of debt	3,749	—	3,749	—
Other non-cash expense	1,193	267	2,422	309
Income tax adjustments	3,977	2,897	2,845	2,897

Adjusted net income	$88,309	$66,168	$172,734	$117,861

GAAP income from continuing operations per diluted share	$0.69	$0.51	$1.39	$1.03

Adjusted net income per diluted share	$1.43	$1.09	$2.81	$1.99

Shares used in computing GAAP income from continuing operations and adjusted net income per diluted share amounts	61,568	60,554	61,541	59,319

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION

CERTAIN LINE ITEMS AND OTHER INFORMATION

(In thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	June 30, 2013				June 30, 2012
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Total revenues	$208,252	$—		$208,252	$124,231	$—		$124,231
Cost of product sales	25,031	(1,633	) (a)	23,398	12,289	(3,326	) (i)	8,963
Selling, general and administrative	77,506	(14,620	) (b)	62,886	57,224	(15,073	) (j)	42,151
Research and development	9,250	(1,553	) (c)	7,697	2,321	(522	) (k)	1,799
Intangible asset amortization	19,399	(19,399)		—	12,970	(12,970)		—
Interest expense, net	7,142	(1,193	) (d)	5,949	1,481	(267	) (l)	1,214
Foreign currency loss	385	—		385	240	—		240
Loss on extinguishment and modification of debt	3,749	(3,749)		—	—	—		—
Income from continuing operations before income tax provision	65,790	42,147	(e)	107,937	37,706	32,158	(e)	69,864
Income tax provision	23,605	(3,977	) (f)	19,628	6,593	(2,897	) (m)	3,696
Effective tax rate (g)	35.9%			18.2%	17.5%			5.3%
Income from continuing operations	42,185	46,124	(h)	88,309	31,113	35,055	(n)	66,168
Income from continuing operations per diluted share	$0.69			$1.43	$0.51			$1.09

(a)	Acquisition accounting inventory fair value step-up of $1,086, share-based compensation expense of $488, transaction and integration costs of $33 and restructuring charges of $26.
(b)

Share-based compensation expense of $9,539, change in fair value of contingent consideration of $3,400, transaction and integration costs of $623, depreciation expense of $576 and restructuring charges of $482.

(c)	Share-based compensation expense of $1,479, transaction and integration costs of $55 and depreciation expense of $19.
(d)	Non-cash interest expense associated with debt discount and debt issuance costs.
(e)	Sum of the above adjustments.
(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash.
(g)	Income tax provision divided by income from continuing operations before income tax provision.
(h)	Net of adjustments (e) and (f).
(i)	Acquisition accounting inventory fair value step-up of $3,032 and share-based compensation expense of $294.
(j)	Transaction and integration costs of $10,094, share-based compensation expense of $4,232, restructuring expense of $547 and change in fair value of contingent consideration of $200.
(k)	Share-based compensation expense.
(l)	Non-cash interest expense associated with debt discount and debt issuance costs and amortization of product rights liability.
(m)	Tax related to acquisition restructuring of $5,850 partially offset by adjustments of $2,953 to convert the income tax provision to the estimated amount of taxes payable in cash.
(n)	Net of adjustments (e) and (m).

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION

CERTAIN LINE ITEMS AND OTHER INFORMATION

(In thousands, except per share amounts and percentages)

(Unaudited)

	Six Months Ended
	June 30, 2013				June 30, 2012
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Total revenues	$404,489	$—		$404,489	$226,761	$—		$226,761
Cost of product sales	52,251	(3,929	) (a)	48,322	20,033	(4,995	) (i)	15,038
Selling, general and administrative	148,034	(28,608	) (b)	119,426	101,580	(23,573	) (j)	78,007
Research and development	19,997	(6,617	) (c)	13,380	6,280	(1,037	) (k)	5,243
Intangible asset amortization	38,954	(38,954)		—	23,702	(23,702)		—
Interest expense, net	14,541	(2,422	) (d)	12,119	1,450	(309	) (l)	1,141
Foreign currency loss	114	—		114	258	—		258
Loss on extinguishment and modification of debt	3,749	(3,749)		—	—	—		—
Income from continuing operations before income tax provision	126,849	84,279	(e)	211,128	73,458	53,616	(e)	127,074
Income tax provision	41,239	(2,845	) (f)	38,394	12,110	(2,897	) (m)	9,213
Effective tax rate (g)	32.5%			18.2%	16.5%			7.3%
Income from continuing operations	85,610	87,124	(h)	172,734	61,348	56,513	(n)	117,861
Income from continuing operations per diluted share	$1.39			$2.81	$1.03			$1.99

(a)	Acquisition accounting inventory fair value step-up of $2,631, share-based compensation expense of $1,197, restructuring charges of $68 and transaction and integration costs of $33.
(b)

Share-based compensation expense of $16,544, change in fair value of contingent consideration of $7,900, transaction and integration costs of $1,645, restructuring charges of $1,389 and depreciation expense of $1,130.

(c)	Upfront license fees of $4,000, share-based compensation expense of $2,522, transaction and integration costs of $55 and depreciation expense of $40.
(d)	Non-cash interest expense associated with debt discount and debt issuance costs.
(e)	Sum of the above adjustments.
(f)	Adjustments to convert the income tax provision to the estimated amount of taxes payable in cash.
(g)	Income tax provision divided by income from continuing operations before income tax provision.
(h)	Net of adjustments (e) and (f).
(i)	Acquisition accounting inventory fair value step-up of $4,340 and share-based compensation expense of $655.
(j)	Transaction and integration costs of $16,189, share-based compensation expense of $6,637, restructuring charges of $547 and change in fair value of contingent consideration of $200.
(k)	Share-based compensation expense.
(l)	Non-cash interest expense associated with debt discount and debt issuance costs and amortization of product rights liability.
(m)	Tax related to acquisition restructuring of $5,850 partially offset by adjustments of $2,953 to convert the income tax provision to the estimated amount of taxes payable in cash.
(n)	Net of adjustments (e) and (m).

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2013 FINANCIAL GUIDANCE

(In millions, except per share amounts)

(Unaudited)

GAAP net income	$200 - $218
Intangible asset amortization and depreciation	82-84
Share-based compensation expense	45-47
Acquisition accounting inventory fair value step-up	4
Transaction, integration and restructuring costs	3
Change in fair value of contingent consideration	15
Upfront license fees	4
Loss on extinguishment and modification of debt	4
Other non-cash expense	5
Income tax adjustments	13-15

Adjusted net income	$381- $393

GAAP net income per diluted share	$3.26 - $3.55

Adjusted net income per diluted share	$6.20 - $6.40

Shares used in computing GAAP and adjusted net income per diluted share amounts	61

Contacts:

Investors

Kathee Littrell

Vice President, Investor Relations

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7887

U.S., + 1 650 496 2717

Media

Laurie Hurley

Vice President, Corporate Affairs

Jazz Pharmaceuticals plc

Ireland, + 353 1 634 7894

U.S., + 1 650 496 2796